UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006 (August 22, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD

On August 22, 2006, Berry Petroleum Company distributed a news release stating that Berry Petroleum Company's board of directors has authorized a $43 million increase to its 2006 capital budget to $275 million, up 19% from the previous budget of $232 million. The board also authorized an increase of $.04 per share in its annual dividend and a special cash dividend of $0.02 per share, resulting in a total dividend of $.30 per share in 2006.

In addition,  with the increased budget and two recent Piceance Basin acquisitions, Berry is targeting an increase in 2006 year-end proved reserves of 20 to 25 million barrels of oil equivalent (BOE) after annual production, resulting in proved reserves in excess of 146 million BOE

The information in this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 - News Release by Berry Petroleum Company dated August 22, 2006, titled "Berry Petroleum Increases 2006 Capital Budget, Announces Dividend Increase And Projected Year-End Reserves."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: August 22, 2006